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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10317) pertaining to the 1995 Incentive Plan and Non-Employee Directors' Incentive Plan of Patriot American Hospitality, Inc. (the "Company") and in the Registration Statement on Form S-3 (No. 333-12973) of the Company and the related Prospectus of our reports (a) dated January 31, 1997 (except for Note 14, as to which the date is March 18, 1997) with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc. and (b) dated February 16, 1996, with respect to the Combined Financial Statements of the Initial Hotels (which is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports on Certain of the Initial Hotels and Troy Hotel Investors); both included in this Annual Report on Form 10-K for the year ended December 31, 1996.


                                                ERNST & YOUNG LLP


       Dallas, Texas
       March 20, 1997